UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2005

EMAGEON INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51149	63-1240138

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 980-9222

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On February 8, 2005, Emageon Inc., a Delaware corporation (the “Company”), executed an Underwriting Agreement, by and among the Company, Wachovia Capital Markets, LLC and the other several underwriters named on Exhibit A thereto (the “Underwriting Agreement”). A copy of the form of Underwriting Agreement was filed as Exhibit 1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-120621) (as amended, the “Registration Statement”) on February 4, 2005. Pursuant to the Underwriting Agreement, among other things, the Company agreed to sell to the underwriters an aggregate of 5,000,000 shares of its common stock at a purchase price of $13.00 per share in its initial public offering of its common stock (the “Public Offering”). Pursuant to the Underwriting Agreement, the Company also granted the underwriters an option to purchase up to 750,000 additional shares of common stock from the Company to cover over-allotments, if any.

Item 3.02 Unregistered Sales of Equity Securities

     Conversion of Preferred Stock. On February 14, 2005, in connection with the closing of the Company’s Public Offering, all series of the Company’s outstanding preferred stock were converted into shares of common stock, par value $0.001 per share (the “Common Stock”). The conversion occurred immediately prior to the closing of the Public Offering and resulted in the issuance of an aggregate of 10,839,774 shares of Common Stock to the holders of preferred stock upon such conversion.

     Exercise of Warrants. On February 14, 2005, and also in connection with the Company’s Public Offering, holders of warrants to purchase 900,041 shares of Common Stock were required by the terms of their warrants to exercise such warrants. Certain holders of such warrants elected to exercise their warrants by paying cash for the exercise price. In connection with these exercises, the Company issued 141,217 shares of Common Stock and received $735,718.64 upon exercise and no underwriting discounts or commissions were paid. Other holders of such warrants and exercised their warrants on a cashless basis by surrendering their right to purchase a portion of the shares of Common Stock based on a deemed value of $13.00 per share, representing the price of the Common Stock to the public in the Public Offering. In connection with the cashless exercise of warrants, warrants representing the right to purchase 758,824 shares of Common Stock were surrendered and the Company issued 419,291 shares of Common Stock upon exercise, and no underwriting discounts or commissions were paid.

     The Company issued the Common Stock upon conversion of the preferred stock and in connection with the cashless exercise of warrants in reliance on the exemption from registration for exchanges of securities with existing security holders by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended. The Company issued the Common Stock upon the cash exercise of warrants in reliance on the exemption from registration for offers and sales of securities that do not involve a public offering by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On January 25, 2005, the Board of Directors approved an amended and restated certificate of incorporation (the “Restated Certificate”) and amended and restated bylaws (the “Restated Bylaws”). Stockholders approved the Restated Certificate and the Restated Bylaws by written consent in lieu of an annual meeting on February 3, 2005. On February 14, 2005, immediately prior to the closing of the Public Offering, the Company adopted the Restated Certificate by filing the Restated Certificate with the Secretary of State of the State of Delaware and adopted the Restated Bylaws.

     The Restated Certificate amended and restated in its entirety the Company’s prior amended and restated certificate of incorporation (the “Superseded Certificate”) in effect prior to the effective time of the Restated Certificate. The Restated Bylaws amended and restated in their entirety the Company’s prior amended and restated bylaws (the “Superseded Bylaws”) in effect immediately prior to the consummation of the Public Offering. The Superseded Certificate and Superseded Bylaws were previously filed as exhibits to the Company’s Registration Statement.

     The Restated Certificate includes, among other things, provisions that: (i) authorize the Company’s Board of Directors to issue up to 200,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval; (ii) establish a classified board, divided into three classes; (iii) permit directors to be removed only for cause with the affirmative vote of at least 75% of the voting power of outstanding shares; (iv) state that the Company’s bylaws may only be adopted, amended or repealed by the Board of Directors or the vote of at least 75% of the voting power of outstanding shares; (v) allow only the chairman of the board, the chief executive officer or the Board of Directors to call special stockholder meetings; (vi) permit stockholder action to be effected only at a duly called meeting; (vii) require the affirmative vote of at least 75% of the voting power of outstanding shares to amend the provisions of the Restated Certificate relating to (a) the structure, membership and powers of the Board of Directors, (b) indemnification and limitation of liability for the Company’s directors and executive officers, (c) calling of special stockholder meetings, and (d) limitations on stockholder action and amendment of the Restated Certificate. In addition, the Restated Certificate eliminated all then outstanding shares of the Company’s preferred stock, which were converted into Common Stock immediately prior to the consummation of the Public Offering, and set the Company’s authorized capital stock at 66,200,000 shares, consisting of 66,000,000 shares of Common Stock and 200,000 shares of preferred stock.

     The Restated Bylaws include, among other things, provisions that: (i) permit special meetings of stockholders to be called only by the chairman of the board, the chief executive officer or the Board of Directors; (ii) set forth specific requirements for notices of stockholder meetings, including, without limitation, the requirement that such notices be mailed not less than ten, nor more than 60, days prior to the date of the meeting; (iii) state the advance notice requirements for stockholders to submit director nominees and stockholder proposals for consideration at the Company’s annual meeting; (iv) establish a classified board; (v) set the number of directors at no less than three; (vi) specify the powers and responsibilities of the Company’s officers; and (vii) require the affirmative vote of a majority of the Board of Directors or at least 75% of the voting power of outstanding shares to amend the Restated Bylaws.

     The description of the Restated Certificate and Restated Bylaws set forth herein is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed herewith as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events.

     On February 14, 2005, the Company announced that it closed its Public Offering of 5,000,000 shares of Common Stock. Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on February 14, 2005.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, Registration No. 333-120621, filed on January 25, 2005)

Exhibit No.	Description
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A, Registration No. 333-120621, filed on January 25, 2005)

99.1	Press Release of the Company dated February 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ W. Randall Pittman
W. Randall Pittman
Chief Financial Officer and Treasurer

Date: February 15, 2005